UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 21, 2015

1st Franklin Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia	2-27985	58-0521233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

135 East Tugalo Street, P.O. Box 880, Toccoa, Georgia		30577
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(706) 886-7571

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 – Entry into a Material Definitive Agreement.

On September 21,  2015, 1st Franklin Financial Corporation (the “Company”) entered into a Sixth Amendment (the “Sixth Amendment”) to that certain Loan and Security Agreement, originally dated as of September 11, 2009 (as heretofore amended, the "Agreement"), by and among the Company, the subsidiary guarantors of the Company listed on the signature page thereto, Wells Fargo Bank, N.A., as agent for the lenders, and the other financial institutions from time to time party thereto.  The following description of the Sixth Amendment is qualified in its entirety by reference to the full text of the Sixth Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

The Sixth Amendment extends the maturity date of the Agreement from September 11, 2017 to September 11, 2018. All other terms and conditions of the Credit Agreement remain materially uncharged.
Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits.
10.1

Sixth Amendment to Loan and Security Agreement, dated as of September 21, 2015, by and among the Company, the subsidiary guarantors listed on the signature page thereto, Wells Fargo Bank, N.A., as agent for the lenders, and the financial institutions from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST FRANKLIN FINANCIAL CORPORATION

By:  /s/ A. Roger Guimond

 Name:  A. Roger Guimond

 Title:    Executive Vice President and

  Chief Financial Officer

Date:  September 21, 2015